Exhibit R.1

ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT

SPONSORED CLOSED-END FUNDS

(each a Fund and, together, the Funds)

AMENDED AND RESTATED

CODE OF ETHICS

Effective July 26, 2006,

As Amended January 18, 2007

INTRODUCTION

Fiduciary Duty

This Code of Ethics (the Code) is applicable to Access Persons (as defined below) of one or more Funds, and is based on the principle that, you, as an Access Person of the Funds, owe a fiduciary duty to the shareholders (Shareholders) of the Funds. Accordingly, you must avoid activities, interests, and relationships that might interfere or appear to interfere with making decisions in the best interests of Shareholders.

At all times, you must:

1.	Place the interests of Shareholders first. In other words, as a fiduciary you must scrupulously avoid serving your own personal interests ahead of the interests of Shareholders. You may not cause a Fund to take action, or not to take action, for your personal benefit rather than the benefit of Shareholders. For example, you would violate this Code if you caused a Fund to purchase a Security you owned for the purpose of increasing the price of that Security. If you are an Advisory Person (as defined below), you would also violate this Code if you made a personal investment in a Security that might be an appropriate investment for a Fund without first considering the Security as an investment for the Fund.

2.	Conduct all of your personal Securities transactions in full compliance with this Code. The Funds encourages you and your family to develop personal investment programs. However, you must not take any action in connection with your personal investments that could cause even the appearance of unfairness or impropriety. Accordingly, you must comply with the policies and procedures set forth in this Code under the heading Personal Securities Transactions. Failure to comply with this Code may result in disciplinary action including, but not limited to, fines, disgorgement of profits or other sanctions deemed appropriate by the Audit Oversight and Compliance Committees of the Funds (each, an Audit Committee). In addition, you must comply with all other applicable laws and regulations including those concerning insider trading. Doubtful situations should be resolved against your personal trading. Situations that are questionable may be resolved against your personal interests.

3.	Avoid taking inappropriate advantage of your position. The receipt of investment opportunities, gifts or gratuities from persons seeking business with the Funds, Shareholder or affiliate could call into question the independence of your business judgment. Accordingly, you must comply with the policies and procedures set forth in this Code under the heading Fiduciary Duties. Doubtful situations should be resolved against your personal interest. Situations that are questionable may be resolved against your personal interests.

4.	Comply with applicable federal securities laws and regulations. In connection with the purchase or sale, directly or indirectly, of a Security, you are not permitted to: (i) engage in any manipulative practices with respect to Securities, including price manipulation; or (ii) otherwise violate applicable federal securities laws (including without limitation, the Investment Advisers Act of 1940, the Investment Company Act of 1940, the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Gramm-Leach Bliley Act, any rules adopted by the Securities and Exchange Commission (“Commission”) under these statutes, the U.S.A. Patriot Act, as it applies to mutual funds and investment advisers, and any rules adopted thereunder by the Commission or the Department of Treasury). In the event that you are unsure of any such laws or regulations, then you must consult the Funds’ Chief Compliance Officer or Chief Legal Officer, or, if you are an Independent Trustee (as defined below), counsel to the Independent Trustees.

As an officer or Trustee of the Funds, you must promptly report any violations or suspected violation of the federal securities laws, as well as any violations or suspected violations of this Code, to the Chief Compliance Officer of the Funds. The Chief Compliance Officer will in turn report any such violations or suspected violations to the Chair of the Audit Committee or, if the violation or suspected violation involves the Chair of the Audit Committee, to the Chair of the Boards of Trustees of the Funds (each, a Board and collectively, the Boards). Alternatively, if you are an Independent Trustee, you may report any such violations or suspected violations directly to the Chair of the Audit Committee and/or the Chair of the Board.

Application

Certain officers and trustees of the Funds are officers of Allianz Global Investors of America L.P. (AGIA), Allianz Global Investors Fund Management LLC (AGIFM), the investment adviser to the Funds and/or Allianz Global Investors Distributors LLC (AGID), a broker-dealer that is wholly-owned subsidiary of AGIFM. AGIFM is responsible for providing advice and guidance with respect to the Funds and for managing, either directly or through other advisory firms approved by the Trustees (Subadvisers), the investments of the Funds. The Subadvisers, Pacific Investment Management Company LLC (PIMCO) manages the day-to-day investment affairs of each Fund other than Nicholas-Applegate Convertible & Income Fund, Nicholas-Applegate Convertible & Income Fund II (collectively, the NACM-Managed Funds), NFJ Dividend, Interest & Premium Strategy Fund (NFJ), Nicholas-Applegate International & Premium Strategy Fund (NAI) and Allianz RCM Global EcoTrends Fund (EcoTrends), including selecting securities to be purchased, held and sold by these Funds, and placing orders for portfolio transactions; Nicholas-Applegate Capital management LLC (NACM), manages the day-to-day investment affairs of the NACM-Managed Funds, the convertible component of NFJ and the international equity component of NAI, including selecting securities to be purchased, held and sold by these Funds, and placing orders for portfolio transactions; NFJ Investment Group L.P. (NFJ L.P.), manages the day-to-day investment affairs of the equity component of NFJ, including selecting securities to be purchased, held and sold by that Fund, and placing orders for portfolio transactions; Oppenheimer Capital LLC (OpCap), manages the day-to-day investment affairs of the options strategy component of NFJ and the option writing component of NAI, including selecting securities to be purchased, held and sold by these Funds, and placing orders for portfolio transactions; and RCM Capital Management LLC (RCM) and Allianz Global Investors Advisory GmbH (AGIAG, an affiliate of RCM) manage the day-to-day investment affairs of EcoTrends, including selecting securities to be purchased, held and sold by that Fund, and placing orders for portfolio transactions. AGIA, AGIFM, AGID and the Subadvisers (except for PIMCO, NACM, RCM and AGIAG) are governed by the Code of Ethics of AGIA (the AGIA Code) pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the “Act”). The AGIA Code has been approved by the Boards, including a majority of the Independent Trustees. Any trustee or officer of the Funds or any person who would otherwise be subject to this Code, who also is subject to the AGIA Code and who complies with the AGIA Code (each such person, an Allianz Person), shall not be subject to the provisions of this Code. Any changes to the AGIA Code will be reported to the Boards promptly after the effectiveness of such change.

Certain persons (PIMCO Persons, NACM Persons, RCM Persons and AGIAG Persons) who would otherwise be subject to this Code are officers or employees of PIMCO, NACM, RCM or AGIAG and are subject to the Code of Ethics of PIMCO (the PIMCO Code), NACM (the NACM Code), RCM (the RCM Code) or AGIAG (the AGIAG Code, and collectively, the PIMCO-NACM-RCM-AGIAG Code), respectively, adopted pursuant to Rule 17j-1 under the Act. The PIMCO-NACM-RCM-AGIAG Code has been approved by the Boards, including a majority of the Independent Trustees. Any person who would otherwise be subject to this Code who also is subject to the PIMCO-NACM-RCM-AGIAG Code and who complies with such PIMCO-NACM-RCM-AGIAG Code, shall not be subject to the provisions of this Code.

Any officer, trustee or other Access Person of the Funds that is not subject to the AGIA Code or the PIMCO-NACM-RCM-AGIAG Code (each, a Non-Allianz Person) shall be subject to and required to comply with the terms of this Code. It is expected that all Access Persons of the Funds other than the Independent Trustees will either be Allianz Persons, PIMCO Persons, NACM Persons, RCM Persons or AGIAG Persons and, therefore, only the Independent Trustees will be subject to this Code.

Questions

Questions regarding this Code should be addressed to the Funds’ Chief Legal Officer or the Funds’ Chief Compliance Officer, or, if you are an Independent Trustee, to counsel to the Independent Trustees.

Compliance with Laws, Rules, and Regulations

You must comply at all times with all applicable federal and state securities laws. In the event that you are unsure of any such laws or regulations, then you must consult with the Funds’ Chief Compliance Officer before engaging in the contemplated activity. If you are an Independent Trustee, you may instead consult with the Funds’ Chief Legal Officer or counsel to the Independent Trustees.

Definitions

Certain capitalized terms used in this Code are defined when first used. Others are defined below under “Definitions.”

Appendices

The following appendices are attached to this Code and are a part of this Code:

I.	Form for Preclearance of Fund Transaction

II.	Form for Preclearance of Securities Transactions

III.	Form of Report of Personal Securities Transactions/Brokerage Account Report

IV.	Privacy Policy of the Funds

V.	Portfolio Holdings Disclosure Policies and Procedures of the Funds

VI.	Form of Acknowledgement of Receipt of Code of Ethics

VII.	Form for Annual Certification of Compliance

PERSONAL SECURITIES TRANSACTIONS

Trading in General

General. You, as an Access Person, may not engage, and may not permit any other person or entity to engage, in any purchase or sale of a Security (other than an Exempt Security) in which you have, or such other person or entity has, or by reason of the transaction will acquire, Beneficial Ownership, unless (i) the transaction is an Exempt Transaction (as defined below) or (ii) you have complied with the procedures set forth under Transactions Requiring Preclearance.

Special Exempt Transaction Rule for Transactions by Independent Trustees. Notwithstanding the foregoing, any transaction in Securities by an Independent Trustee shall be considered an Exempt Transaction and shall not be subject to the preclearance and reporting requirements under the Code, so long as such Independent Trustee did not know and, in the ordinary course of fulfilling his or her official duties as a trustee, should not have known, that during the 15-day period immediately preceding or after the date of the transaction, such Securities were purchased or sold, or considered for purchase or sale, on behalf of a Fund. Transactions in Securities (other than Exempt Securities) which do not meet the foregoing exception and which are not otherwise Exempt Transactions shall be subject to the preclearance and reporting requirements set forth in this Code.

Please note that if you knowingly have any direct or indirect beneficial interest in, or are designated as trustee, executor, or guardian of any legal interest in, any security issued by Allianz AG (the ultimate parent of AGIA, AGIFM and AGID), you will be an “interested person” of the Funds and will not be an Independent Trustee for purposes of the Act.

Exempt Transactions

The following Exempt Transactions are not subject to the preclearance requirements under the Code, although they are still subject to the reporting requirements under the Code except where specifically identified as exempt.

1.

Any transaction in Securities in an account over which you do not have any direct or indirect influence or control. There is a presumption that you can exert some measure of influence or control over accounts held by members of your immediate family sharing the same household, but this presumption may be rebutted by convincing evidence subject to review and approval by the Funds’ Chief Compliance Officer. Such transactions are also exempt from the Code’s reporting requirements.

2.	Transactions effected pursuant to an automatic investment plan or dividend reinvestment plan. Such transactions are also exempt from the reporting requirements unless a transaction overrides the pre-set schedule or allocations of the plan. In such cases, the transaction(s) must be included in a quarterly transaction report.

3.	Purchases of Securities by exercise of rights issued to the holders of a class of Securities pro rata, to the extent they are issued with respect to Securities of which you have Beneficial Ownership.

4.	Acquisitions or dispositions of Securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation, spin-off or other similar corporate distribution or reorganization applicable to all holders of a class of Securities of which you have Beneficial Ownership.

5.	Acquisitions or dispositions of Securities of a private issuer. A private issuer is an issuer which has no outstanding publicly traded Securities, and no outstanding Securities which are convertible into or exchangeable for, or represent the right to purchase or otherwise acquire, publicly traded Securities. Note that Allianz Persons will be subject to the restrictions on investments in private placements included in the AGIA Code and PIMCO Persons, NACM Persons, RCM Persons or AGIAG Persons will be subject to any applicable restrictions set forth in the relevant PIMCO-NACM-RCM-AGIAG Code. However, you will have Beneficial Ownership of Securities held by a private issuer whose equity Securities you hold, unless you are not a controlling equity holder and do not have or share investment control over the Securities held by the entity.

6.	Transactions in Securities traded within the preceding fifteen days for a Fund provided that (i) the trading for the Fund has been completed and (ii) the trade in which the trustee or officer has or acquires Beneficial Ownership is not contrary to the trade done for the Fund.

7.	On a case-by-case basis, the Funds’ Chief Compliance Officer may exempt a specific transaction from any of the provisions of this Code except for the provisions set forth below under Reporting. All requests to exempt a transaction must be in writing and forwarded to the Chief Compliance Officer for approval prior to your executing the transaction.

8.	Purchases or sales of up to $100,000 per calendar month per issuer of fixed-income Securities.

9.	Any purchase or sale of fixed-income Securities issued by agencies or instrumentalities of, or unconditionally guaranteed by, the Government of the United States.

10.	Purchases or sales of up to $1,000,000 per calendar month per issuer of fixed-income Securities issued by qualified foreign governments. A qualified foreign government is a national government of a developed foreign country with outstanding fixed-income securities in excess of $50 billion.

11.	Purchases or sales that do not exceed 2,000 shares per day, per issuer, of issuers with a total market capitalization of $5 billion or greater at the time of investment. If you are unsure whether a security meets the market capitalization criteria, contact the Funds’ Chief Compliance Officer.

12.	Purchases or sales up to the lesser of 1,000 shares or $10,000 per calendar week, per issuer, of stock of issuers with market capitalizations below $5 billion at the time of investment.

13.	Transactions described as being considered “Exempt Transactions” under “Special Exempt Transaction Rule for Transactions by Independent Trustees.”

The list of qualified foreign governments and a company’s capitalization size will change from time to time. Accordingly, you may purchase Securities in an Exempt Transaction, only to find that you cannot sell them later in an Exempt Transaction. In that case, you will be able to sell them only if you preclear the sale in compliance with the procedures set forth in the Code.

Transactions Requiring Preclearance

If an Access Person has (or wishes to acquire) Beneficial Ownership of Securities which are not Exempt Securities and which cannot be acquired or sold in Exempt Transactions, such Securities may be sold (or acquired) in compliance with the procedures set forth in this Section.

Preclearance Procedures for Allianz Persons, PIMCO Persons, NACM Persons, RCM Persons and AGIAG Persons: The preclearance procedures for transactions by Allianz Persons, PIMCO Persons, NACM Persons, RCM Persons and AGIAG Persons are set forth in the AGIA Code and the PIMCO-NACM-RCM-AGIAG Code, respectively.

Fund shares may only be acquired or sold in compliance with the procedures set forth in this section.

Preclearance Procedures for Non-Allianz Persons. If a Securities transaction requires preclearance:

1.	The Securities may not be purchased or sold if at the time of the preclearance you knew or should have known that a Fund would be trading in that Security or an equivalent Security on the same day or if you have access to non-public information regarding that Security. An equivalent Security of a given Security is (i) a Security issuable upon exercise, conversion or exchange of the given Security, or (ii) a Security exercisable to purchase, convertible into or exchangeable for the given Security, or (iii) a Security otherwise representing an interest in or based on the value of the given Security.

2.	The Securities may be purchased or sold only if you have requested the Funds’ Chief Compliance Officer to preclear the purchase or sale, the Funds’ Chief Compliance Officer has given you preclearance in writing, and the purchase or sale is executed by the close of business on the day preclearance is given. The preclearance request must be in writing on the applicable forms attached to this Code as Appendix I or II. Preclearance will not be given unless a determination is made that the purchase or sale complies with this Code and the foregoing restrictions.

Other Restrictions

Allianz Persons, but not Non-Allianz Persons, are also subject to the restrictions on short-term trading, derivative transactions and short sales, investments in private placements and initial public offerings and trading in closed-end funds set forth in the AGIA Code. PIMCO Persons, NACM Persons, RCM Persons and AGIAG Persons will be subject to any applicable restrictions set forth in the PIMCO-NACM-RCM-AGIAG Code.

REPORTING

Reporting Requirements for Allianz Persons, PIMCO Persons, NACM Persons, RCM Persons and AGIAG Persons. The personal Securities transaction reporting requirements for Allianz Persons, PIMCO Persons, NACM Persons, RCM Persons and AGIAG Persons are set forth in the AGIA Code and the PIMCO-NACM-RCM-AGIAG Code, respectively.

Reporting Requirements for Independent Trustees. If you are an Independent Trustee, you do not need to provide the initial, periodic and annual reports described below but you must provide a quarterly report of any transaction in Securities (other than Exempt Securities) of which you had, or by reason of the transaction acquired, Beneficial Ownership, and as to which you knew, or in the ordinary course of fulfilling your duties as a trustee should have known, that during the 15-day period immediately preceding or after the date of the transaction, such Securities were purchased or sold, or considered for purchase or sale, on behalf of a Fund. The report must be provided to the Funds’ Chief Compliance Officer hereunder within 30 days after the end of each calendar quarter. The form for this purpose is attached to this Code as Appendix III.

Reporting Requirements for Non-Allianz Persons Other than Independent Trustees.

Reportable Accounts. The following types of brokerage or trading accounts are required to be reported by Access Persons. Transactions in such accounts are also required to be pre-cleared unless the transaction is for an Exempt Security or the transaction qualifies as an Exempt Transaction.

1.	Accounts in the name of or for the direct or indirect benefit of:

(a)	An Access Person; or

(b)	An Access Person’s spouse, domestic partner, minor children and any other person to whom the Access Person provides significant financial support, as well as to transactions in any other account over which the Access Person exercises investment discretion, regardless of beneficial ownership.

2.	Accounts that have the ability to hold securities reportable under the Code other than Exempt Securities even if such accounts currently only hold Exempt Securities.

Excluded from reportable accounts are the following:

1.

Accounts that are fully managed by a third party where the Access Person does not have any direct or indirect influence or control over the account (for example, the Access Person may not have influence or control over investment selections for the account through recommendations, advice, prior review or otherwise). In cases where the Access Person reports a brokerage or trading account that is independently managed, the

Access Person must provide the Chief Compliance Officer with written evidence that the Access Person does not have any direct or indirect influence or control over the account.

2.	Accounts which exclusively hold Exempt Securities and are unable to hold any non-Exempt Securities.

3.	Non-Allianz 401(k) and deferred compensation plan accounts.

Use of Broker-Dealers. You may not engage, and may not permit any other person or entity to engage, in any purchase or sale of publicly traded Securities (other than Exempt Securities) of which they have, or by reason of the transaction will acquire, Beneficial Ownership, except through a registered broker-dealer.

Reporting of Transactions and Brokerage Accounts. You must report on brokerage accounts and all Securities transactions except (i) Exempt Transactions that have been designated as not being subject to the reporting requirements, or (ii) transactions in Exempt Securities. To satisfy these requirements, (i) you must cause each registered broker-dealer who maintains an account for Securities of which you have Beneficial Ownership to provide to the Funds’ Chief Compliance Officer, within 30 days of the end of each calendar quarter, duplicate copies of: (a) confirmations of all transactions in the account and (b) periodic statements for the account and (ii) you must report to the Funds’ Chief Compliance Officer, within 10 days of the occurrence, the opening of any brokerage account and all transactions effected without the use of a registered broker-dealer in Securities (other than Exempt Securities) of which you have Beneficial Ownership.

The confirmations and statements required by (i)(a) and (i)(b) above must in the aggregate provide all of the information required by the Personal Securities Transactions/Brokerage Account Report attached to this Code. If they do not, you must complete and submit a Personal Securities Transactions/Brokerage Accounts Report within 30 days of the end of each calendar quarter.

Initial and Annual Reports. You must disclose your holdings of all Securities (other than Exempt Securities) of which you have Beneficial Ownership no later than 10 days after becoming an Access Person, and annually thereafter.

Disclaimer

Anyone filing a report required hereunder may disclaim Beneficial Ownership of any Security listed thereon.

FIDUCIARY DUTIES

Service as a Director

Unless you are an Independent Trustee, you may not serve on the board of directors or other governing board of a publicly traded company, unless you have received the prior written approval of the Chief Executive Officer and Chief Compliance Officer of the Funds. Approval will be not be given unless a determination is made that your service on the board would be consistent with the interests of the Funds. If you are permitted to serve on the board of a publicly traded entity, you will be isolated from those portfolio employees who make investment decisions with respect to the securities of that entity, through an “Information Barrier” or other procedures.

This provision of the Code is not intended to supersede or modify any policy of the Board of Trustees regarding service by a Trustee as a director/trustee of any other entity.

Privacy Policy

You must abide by the privacy policy that applies to the Funds (the Funds Privacy Policy) which is attached to this Code of Ethics as Appendix IV. The Funds Privacy Policy is designed to protect personal and account information of Shareholders from disclosure to any non-affiliated third parties, except as permitted under the Funds Privacy Policy. You will be responsible for attesting to your compliance with the Funds Privacy Policy in your Annual Certification of Compliance.

Allianz Persons, PIMCO Persons, NACM Persons, RCM Persons and AGIAG Persons are also subject to the AGIA Privacy Policy or the privacy policy of PIMCO, NACM, RCM or AGIAG.

Disclosure of Non-Public Portfolio Holdings Information

If you have access to non-public portfolio holdings information of a Fund, you must treat such information in accordance with the Funds’ Portfolio Holdings Disclosure Policies and Procedures, which are attached to this Code of Ethics as Appendix V. In addition, Allianz Persons are subject to the restrictions on the disclosure of confidential portfolio holdings information set forth in the AGIA Code, and PIMCO Persons, NACM Persons, RCM Persons and AGIAG Persons are subject to any such restrictions set forth in the applicable PIMCO-NACM-RCM-AGIAG Code.

COMPLIANCE

Certificate of Receipt

You are required to acknowledge receipt of your copy of this Code. A form for this purpose is attached to this Code as Appendix VI.

Certificate of Compliance

You are required to certify when you become an Access Person subject to this Code, and at least annually thereafter, that you have read and understand this Code and recognize that you are subject to this Code. Each annual certificate will also state that you have complied with the requirements of this Code during the prior year, and that you have disclosed, reported, or caused to be reported all holdings and transactions during the prior year in Securities of which you had or acquired Beneficial Ownership and which are required to be reported hereunder. A form for this purpose is attached to this Code as Appendix VII.

Role of Audit Committee

Subject to the supervision of the Audit Committee, the Funds’ Chief Compliance Officer is responsible for administering this Code. The Audit Committee is responsible for resolving interpretive questions that may arise under this Code and for imposing any sanctions under this Code. As noted above, the Chief Compliance Officer will report any violations or suspected violations of this Code to the Chair of the Audit Committee or, if the violation or suspected violation involves the Chair of the Audit Committee, to the Chair of the Board.

Remedial Actions

If you violate this Code, you are subject to remedial actions, which may include, but are not limited to, fines, disgorgement of profits or other sanctions deemed appropriate by the Audit Committee.

Reports to Trustees

Reports of Remedial Action

The Trustees of the Funds will be informed on a timely basis (no later than the next regularly scheduled quarterly meeting) of each remedial action taken in response to a violation of this Code.

Periodic Reports

Management of the Trust, AGIA, AGIFM and AGID will report in writing periodically to the Trustees of the Funds with regard to efforts to ensure compliance by the officers and employees of AGIA, AGIFM and AGID with their fiduciary obligations to their clients, including the Funds. Such reports will include the annual report described below as well as any reports required to be submitted by management of the Funds, AGIA, AGIFM and/or AGID under Rule 17j-1 under the Act, the terms of any applicable regulatory settlements or other applicable law.

The annual report referred to above will be submitted by management of the Funds, will include the matters required to be included under Rule 17j-1 under the Act and will, at a minimum:

1.	Describe any issues arising under the Code since the last report to the Board, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to such violations; and

2.	Certify that the Funds have adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

DEFINITIONS

Access Person means: (i) all of the directors, officers, general partners (if any) and Trustees of the Funds, AGIFM or any Subadviser of the Funds, (ii) any Advisory Person of the Funds, AGIFM, or any Subadviser of the Funds, and (iii) any director, officer or general partner (if any) of AGID who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Securities by any Fund, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to any Fund regarding the purchase or sale of Securities.

Advisory Person means:

(i)	any director, officer, general partner or employee of the Funds or AGIFM or any Subadviser (or of any company in a control (as defined in Section 2(a)(9) of the Act) relationship to the Funds or AGIFM or any Subadviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of Securities by any Fund, including any portfolio manager and any employee whose functions relate to the making of any recommendations with respect to such purchases or sales; or

(ii)	any natural person who controls (as defined in Section 2(a)(9) of the Act) the Funds or AGIFM or any Subadviser and who obtains information concerning recommendations made to any Fund regarding the purchase or sale of securities by any Fund.

Beneficial Ownership. The following definition is designed to give you a practical guide with respect to Beneficial Ownership. However, for purposes of this Code, Beneficial Ownership shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 (the “Exchange Act”) in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder.

You are considered to have Beneficial Ownership of Securities if you have or share a direct or indirect Pecuniary Interest in the Securities.

You have a Pecuniary Interest in Securities if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Securities.

The following circumstances constitute Beneficial Ownership by you of Securities held by a fund:

1.	Your ownership of Securities as a trustee where either you or members of your immediate family have a vested interest in the principal or income of the fund.

2.	Your ownership of a vested beneficial interest in a fund.

3.	Your status as a settler of a fund, unless the consent of all of the beneficiaries is required in order for you to revoke the fund.

The following are non-exhaustive examples of an indirect Pecuniary Interest in Securities:

1.	Securities held by members of your immediate family or domestic partners sharing the same household; however, this presumption may be rebutted by convincing evidence that profits derived from transactions in these Securities will not provide you with any economic benefit subject to review and approval by Compliance.

Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, domestic partner, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes any adoptive relationship.

2.	Securities held by any individual for whom you provided significant economic support during the immediately preceding 12-month period, even if such individual does not share the same household.

3.	Your interest as a general partner in Securities held by a general or limited partnership.

4.	Your interest as a manager-member in the Securities held by a limited liability company.

You do not have an indirect Pecuniary Interest in Securities held by a corporation, partnership, limited liability company or other entity in which you hold an equity interest, unless you are a controlling equity holder or you have or share investment control over the Securities held by the entity.

Exempt Securities means the following securities, which are exempt from both the preclearance and reporting requirements under the Code:

1.	Direct obligations of the Government of the United States.

2.	Bankers’ acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments (defined as any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization), including repurchase agreements.

3.	Shares of registered open-end investment companies that are not advised or sub-advised by AGIA or its affiliates.[1] This exemption does not apply to an exchange-traded fund organized as an open-end investment company.

4.	Shares issued by unit investment funds that are invested exclusively in one or more mutual funds that are not advised or sub-advised by the AGIA or its affiliates. This exemption does not apply to an exchange-traded fund organized as a unit investment fund.

5.	Shares of Money Market Funds.

Independent Trustee means a trustee who is not an “interested person” (as defined by Section 2(a)(19) of the Act, which definition is set forth below) of the Funds.

Purchase or Sale of a Security The purchase or sale of a Security includes, among other things, the writing of an option to purchase or sell a Security.

Securities include any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or shares of open-end and closed-end investment companies, or shares of any pooled or commingled investment vehicles, in general, any interest or instrument commonly known as a security, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any security.

The following are not Securities: commodities, futures and options traded on a commodities exchange, including currency futures.

[1]	Allianz Global Investors open-end mutual funds include funds available through the Allianz Global Investors 401(k) Plan, Auto Invest Program and Deferred Compensation Plan. For a listing of open-end mutual funds advised by the AGIA or its affiliates, please contact the Funds’ Chief Compliance Officer.

Appendix I

ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC

INDEPENDENT TRUSTEES/DIRECTORS

PRECLEARANCE OF AGI CLOSED-END FUND TRANSACTION FORM

(To be submitted to AGIFM Compliance)

(1) Name of trustee/director requesting authorization:

(2) Name of the account where the trade will occur (if different from #1):

(3) Relationship of (2) to (1):

(4) Name of fund and type of security (e.g. common or preferred shares):

(5) Ticker Symbol:

(6) Intended number of shares:

(7) Is the transaction being requested a purchase or sale?
(NOTE: short sales are not permitted)

(8) Has the fund completed all its initial common and preferred shares offerings and is not otherwise engaged in an offering of its shares?	______ Yes	______ No

(9) Do you possess material nonpublic information regarding the security or the issuer of the security?	______Yes	______No

(10) If the requested transaction is a sale, have the shares been held at least 6 months?	______Yes	______No

NOTE: If you have any questions about how to complete this form please contact Kevin Murphy, CCO of AGIFM, at (212) 739-3220.

Approvals are valid until the close of business on the day approval has been granted. Accordingly GTC (good till canceled) orders are prohibited. If a trade is not executed by the close of business, you must submit a new preclearance request. Obtaining preclearance satisfies the preclearance requirements of the Funds’ Code of Ethics (the “Code”) and does not imply compliance with the Code’s other provisions.

By signing below, the undersigned certifies the following: The undersigned agrees that the above requested transaction is in compliance with the Funds’ Code of Ethics and Section 16 of the Securities and Exchange Act of 1934 and Section 30(h) of the Investment Company Act of 1940.

Trustee/Director Signature

Date Submitted

Authorized              Not Authorized

By:

Printed Name:

Date:

Appendix II

ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT

SPONSORED CLOSED-END FUNDS

PRECLEARANCE OF SECURITIES TRANSACTION FORM

(1) Name of person requesting authorization:

(2) Entity employed by (if Trustee of the Funds, write “Trustee”):

(3) If different from #1, name of the account where the trade will occur:

(4) Relationship of (3) to (1):

(5) Name of the firm at which the account is held:

(6) Name of Security:

(7) Maximum number of shares or units to be purchased or sold or amount of bond:

(8) Check those that are applicable:

        Purchase         Sale         Market Order         Limit Order (Price of Limit Order:             )

	COLUMN I	COLUMN II

(8) Do you possess material nonpublic information regarding the security or the issuer of the security?	______ Yes	______ No

(9) To your knowledge, are the securities or “equivalent securities” subject to a pending buy or sell order by any Fund?	______ Yes	______ No

(10) To your knowledge, are there any outstanding purchase or sell orders for this security or any equivalent security by any Fund?	______ Yes	______ No

(11) To your knowledge, are the securities or equivalent securities being considered for purchase or sale for any Fund?	______ Yes	______ No

Appendix II (Cont’d)

PRECLEARANCE OF SECURITIES TRANSACTION FORM

	COLUMN I	COLUMN II
(12) Are the securities being acquired in an initial public offering?	______ Yes	______ No

(13) Are the securities being acquired in a private placement?	______ Yes	______ No

(14)  If you are a Portfolio Manager, has any account you manage purchased or sold these securities or equivalent securities within the past three calendar days or do you expect the account to purchase or sell these securities or equivalent securities within three calendar days of your purchase or sale?

	______ Yes	______ No

I have read the Allianz Global Investors Fund Management Sponsored Closed-End Funds Amended and Restated Code of Ethics dated [            ], 2006 and believe that the proposed trade fully complies with the requirements of the Code.

Employee Signature

Print Name

Date Submitted

Authorized by:

Date:

Appendix III

ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT

SPONSORED CLOSED-END FUNDS

Personal Securities Transactions/Brokerage Account Report	Quarter Ended:

Unless you are an Independent Trustee, you must cause each broker-dealer who maintains an account for Securities of which you have Beneficial Ownership to provide to the Funds’ Chief Compliance Officer, within 30 days of the end of each calendar quarter, duplicate copies of confirmations of all transactions in the account and duplicate statements for the account and you must report to the Funds’ Chief Compliance Officer, within 10 days of the occurrence, all transactions effected without the use of a registered broker-dealer in Securities (other than transactions in Exempt Securities).

Unless you are an Independent Trustee, you have opened a new account with a broker-dealer since your last report, you must complete the following information for each such account:

Name	Broker	Account Number	Date Account Opened

Please provide information concerning non-Exempt Transactions not otherwise reported directly to the Funds by a registered broker-dealer.

Security’s Name*	Transaction Date	Buy or Sell?	No. of Shares	Price Per Share	Broker’s Name

*	Including interest rate, principal amount and maturity date, if applicable.

Unless I am an Independent Trustee, By signing this document, I am certifying that I have caused duplicate confirmations and duplicate statements to be sent to the Funds’ Chief Compliance Officer for every brokerage account that trades in Securities other than Exempt Securities (as defined in the Allianz Global Investors Fund Management Sponsored Closed-End Funds Code of Ethics).

Print Name:                                                           Signature:                                                           Date:

Return to: Youse Guia, Allianz Global Investors of America L.P. ,680 Newport Center Drive, Suite 250 , Newport Beach, CA 92660

Appendix III (Cont’d.)

PERSONAL SECURITIES TRANSACTIONS/BROKERAGE ACCOUNT REPORT

1.	Transactions required to be reported. You should report every transaction in which you acquired or disposed of any beneficial ownership of any security during the calendar quarter. The term “beneficial ownership” is the subject of a long history of opinions and releases issued by the Securities and Exchange Commission, and generally means that you would receive the benefits of owning a security. The term includes, but is not limited to the following cases and any other examples in the Code:

(A)	Where the security is held for your benefit by others (brokers, custodians, banks and pledgees);

(B)	Where the security is held for the benefit of members of your immediate family sharing the same household;

(C)	Where securities are held by a corporation, partnership, limited liability company, investment club or other entity in which you have an equity interest if you are a controlling equityholder or you have or share investment control over the securities held by the entity;

(D)	Where securities are held in a fund for which you are a trustee and under which either you or any member of your immediate family have a vested interest in the principal or income; and

(E)	Where securities are held in a fund for which you are the settlor, unless the consent of all of the beneficiaries is required in order for you to revoke the fund.

Notwithstanding the foregoing, none of the following transactions need be reported:

(A)	Transactions in securities which are direct obligations of the United States; or

(B)	Transactions effected in any account over which you have no direct or indirect influence or control.

2.	Security Name. State the name of the issuer and the class of the security (e.g., common stock, preferred stock or designated issue of debt securities), including the interest rate, principal amount and maturity date, if applicable. In the case of the acquisition or disposition of a futures contract, put, call option or other right (hereinafter referred to as “options”), state the title of the security subject to the option and the expiration date of the option.

3.	Futures Transactions. Please remember that duplicates of all Confirmations, Purchase and Sale Reports, and Month-end Statements must be sent to the firm by your broker. Please double check to be sure this occurs if you report a futures transaction. You should use the address below.

4.	Transaction Date. In the case of a market transaction, state the trade date (not the settlement date).

5.	Nature of Transaction (Buy or Sell). State the character of the transaction (e.g., purchase or sale of security, purchase or sale of option, or exercise of option).

6.	Amount of Security Involved (No. of Shares). State the number of shares of stock, the face amount of debt securities or other units of other securities. For options, state the amount of securities subject to the option. If your ownership interest was through a spouse, relative or other natural person or through a partnership, trust, other entity, state the entire amount of securities involved in the transaction. In such cases, you may also indicate, if you wish, the extent of your interest in the transaction.

7.	Purchase or Sale Price. State the purchase or sale price per share or other unit, exclusive of brokerage commissions or other costs of execution. In the case of an option, state the price at which it is currently exercisable. No price need be reported for transactions not involving cash.

Appendix III (Cont’d.)

8.	Broker, Dealer or Bank Effecting Transaction. State the name of the broker, dealer or bank with or through whom the transaction was effected.

9.	Signature. Sign the form in the space provided.

10.	Filing of Report. A report should be filed NOT LATER THAN 30 CALENDAR DAYS after the end of each calendar quarter with:

Youse Guia

Allianz Global Investors of America L.P.

680 Newport Center Drive, Suite 250

Newport Beach, CA 92660

Allianz Global Investors of America

Privacy Policy and Procedures

Appendix IV

ALLIANZ GLOBAL INVESTORS OF AMERICA

Amended and Restated Privacy Policy and Procedures

Fixed Income Shares

Allianz Global Investors Fund Management Sponsored Closed-End Funds

Premier VIT

Allianz Funds1

The Funds2 consider customer privacy to be a fundamental aspect of their relationships with shareholders and are committed to maintaining the confidentiality, integrity and security of their current, prospective and former shareholders’ personal information. To ensure their shareholders’ privacy, the Funds have developed policies that are designed to protect this confidentiality, while allowing shareholder needs to be served.

Obtaining Personal Information

In the course of providing shareholders with products and services, the Funds and certain services providers to the Funds, such as the Funds’ investment advisers (“Advisers”), may obtain non-public personal information about shareholders, which may come from sources such as account applications and other forms, from other written, electronic or verbal correspondence, from shareholder transactions, from a shareholder’s brokerage or financial advisory firm, financial adviser or consultant, and/or from information captured on the Funds’ internet web sites.

Respecting Your Privacy

As a matter of policy, the Funds do not disclose any personal or account information provided by shareholders or gathered by the Funds to non-affiliated third parties, except as required or permitted by law or as necessary for such third parties to perform their agreements with respect to the Funds. As is common in the industry, non-affiliated companies may from time to time be used to provide certain services, such as preparing and mailing prospectuses, reports, account statements and other information, conducting research on shareholder satisfaction and gathering shareholder proxies. A Fund’s Distributor may also retain non-affiliated companies to market

[1]	The listed entities which are open-end investment companies are known as the “Trusts” and the listed entities which are closed-end investment companies are known as the “Closed-End Funds.” The Trusts’ respective series and the Closed-End Funds are collectively known as “Funds.”

[2]	When distributing this Policy, the Funds may combine the distribution with any similar distribution of its Adviser’s privacy policy. The distributed, combined, policy may be written in the first person (i.e. by using “we” instead of “the Funds”).

3

Allianz Global Investors of America

Privacy Policy and Procedures

the Trust’s shares or products which use the Trust’s shares and enter into joint-marketing agreements with other companies. These companies may have access to a shareholder’s personal and account information, but are permitted to use this information solely to provide the specific service or as otherwise permitted by law. In most cases, the shareholders will be clients of a third party, but the Funds may also provide a shareholder’s personal and account information to the shareholder’s respective brokerage or financial advisory firm.

Sharing Information with Third Parties

The Funds reserve the right to disclose or report personal information to non-affiliated third parties, in limited circumstances, where the Funds believe in good faith that disclosure is required under law to cooperate with regulators or law enforcement authorities, to protect their rights or property or upon reasonable request by any Fund in which a shareholder has chosen to invest. In addition, the Funds may disclose information about a shareholder’s accounts to a non-affiliated third party with the consent or upon the request of the shareholder.

Sharing Information with Affiliates

The Funds may share shareholder information with their affiliates in connection with servicing their shareholders’ accounts or to provide shareholders with information about products and services that the Funds or their Advisers, principal underwriters or their affiliates (“Service Affiliates”) believe may be of interest to such shareholders. The information that the Funds share may include, for example, a shareholder’s participation in one of the Funds or in other investment programs sponsored by a Service Affiliate, a shareholder’s ownership of certain types of accounts (such as IRAs), or other data about a shareholder’s accounts. The Funds’ Service Affiliates, in turn, are not permitted to share shareholder information with non-affiliated entities, except as required or permitted by law.

Procedures to Safeguard Private Information

The Funds take seriously the obligation to safeguard shareholder non-public personal information. In addition to this policy, the Funds have also implemented procedures that are designed to restrict access to a shareholder’s non-public personal information only to internal personnel who need to know that information in order to provide products or services to such shareholders. In order to guard a shareholder’s non-public personal information, physical, electronic and procedural safeguards are in place.

Appendix I

Privacy Procedures

These Procedures are not a part of the Privacy Policy; they are procedures designed to implement it. Therefore, when an Adviser’s “privacy policy” is disseminated to shareholders or otherwise made available, these Procedures do not need to be included

All Fund Service Affiliates shall be required to implement a privacy policy and procedures that are reasonably designed to ensure compliance with the laws and regulations applicable to such service providers and with the Funds’ Privacy Policy and the protection of their shareholders non-public personal information. A Fund’s Chief Compliance Offer (“CCO”) shall initially determine, and at least annually, that the Service Affiliates’ policies and procedures meet certain standards which are as follows:

1)	All employees of a Service Affiliate should be required, as a condition of hire, to agree that the employee recognizes the confidential nature of the firm’s business and its confidential information and agrees not to disclose such information outside the firm.

2)	Each Service Affiliate’s Privacy Policy should be distributed to all new employees of the Service Affiliate. Any subsequent changes to such Privacy Policy should be disseminated to existing employees.

3)	If a Service Affiliate wishes to provide non-public personal information about a Fund’s shareholders to an unaffiliated third party, the Service Affiliate is required to receive prior consent from the Fund’s CCO.

4)	All files that relate to trading activity of a Fund or information about a particular shareholder in a Fund should be maintained by appropriate personnel of the relevant service provider (which may include unaffiliated service providers). Shareholder files may only be made available to authorized employees of the relevant firm or to a Fund’s Service Affiliate and should not be sent outside of the firm (other then to the Fund or its Service Affiliates, the shareholder, an authorized agent of the shareholder, or a required under law in cooperation with regulators or law enforcement authorities).

5)	With respect to shareholders that are individuals, use of shareholder names in marketing materials, or as references, must be pre-approved by the shareholder. All such marketing materials and references must be reviewed by a Fund’s Adviser’s legal department.

6)	All third party vendors of the Funds not subject to the Graham-Leach-Bliley Act will be required to agree to maintain all confidential information about a

1

Allianz Global Investors of America

Privacy Policy and Procedures

shareholder that is received from the Funds or a service provider on a confidential basis, e.g., by signing a confidentiality agreement.

7)	On an initial basis, a Fund’s Privacy Policy generally must be provided to all new shareholders upon receipt of such shareholder’s investment into the Fund.

8)	On an annual basis, a Fund’s Privacy Policy must be provided to all existing shareholders of the Funds.

Allianz Global Investors of America

Privacy Policy and Procedures

History of Amendments

Amended and Restated Privacy Policies and Procedures

Allianz Funds (approved December 7, 2005)

FISH (approved December 13, 2005)

Premier VIT (approved December 6, 2005)

Closed-end Funds (approved December 13, 2005)

Date of Amendments

April 6, 2005

December 16, 2004

Appendix V

ALLIANZ GLOBAL INVESTORS OF AMERICA

Portfolio Holdings Disclosure Policies and Procedures

Fixed Income SHares (“FiSH”)

Premier VIT (“Premier”)

Allianz Global Investors Fund Management Sponsored Closed-End Funds (“Allianz Global

Investors Closed-End Funds”)

Allianz Funds (“Allianz Funds”) 1

I.	INTRODUCTION

These Procedures are based on the principle that a Fund’s investment adviser and any subadvisers (collectively, “Investment Managers”), and their officers and employees, owe certain fiduciary duties to the shareholders of the Funds. The Investment Managers should avoid the disclosure of Fund portfolio holdings information to some persons but not others in circumstances that may not be in the best interests of Fund shareholders.

These Procedures set forth the policies and procedures to be followed by the Investment Managers to the Trusts’ respective series and the Closed-End Funds (each series or Closed-End Fund, a “Fund”) regarding the disclosure of the Funds’ portfolio holdings information. These Procedures are designed to protect the confidentiality of the Funds’ portfolio holdings information and to prevent the selective disclosure of such information. These Procedures may be modified at any time with Board approval and, to the extent necessary, will be amended to conform to rules and regulations adopted by the Securities and Exchange Commission (the “SEC”).

II.	DISCLOSURE OF THE FUNDS’ PORTFOLIO HOLDINGS INFORMATION

A.	Allianz Funds

With respect to the Funds that are series of Allianz Funds, the Funds will publicly disclose their complete schedule of portfolio holdings, as reported on a month-end basis, by posting such information on the Funds’ website (www.allianzinvestors.com).

For each series of Allianz Funds, the schedule will consist of information about each security held by the Fund as of the relevant month-end, as will be determined by the Investment Managers from time to time.

In creating the schedule, the identity of a security and the size of a position will be determined in the same manner as they are determined for purposes of the Funds’ annual and semi-annual reports. The information will be posted approximately thirty (30) days after a month’s end and will remain accessible on the website until the earlier of the posting to the website of the following month’s holdings information or the information is included in a Form N-Q or Form N-CSR which is filed on the SEC’s

[1]	The listed entities which are open-end investment companies are known as the “Trusts” and the listed entities which are closed-end investment companies are known as the “Closed-End Funds.”

1

EDGAR website.2 If a Fund’s portfolio holdings information is disclosed to the public (either through a filing on the SEC’s EDGAR website or otherwise) before the disclosure of the information on the website, the Funds may promptly post such information on the relevant Fund’s website. Fund portfolio holdings may not be disclosed to unaffiliated third parties prior to posting on the website unless such disclosure is consistent with Section III of these Procedures or the prior sentence.

The Investment Managers to each series of Allianz Funds shall be responsible for preparing and distributing a quarterly report to the Board of the Allianz Funds that includes: (i) any known violations of these Policies and Procedures or a statement that there have been no known violations of these Policies and Procedures during the quarter, and (ii) a summary by type of permitted releases of portfolio holdings information during the quarter.

B.	Premier

With respect to Funds that are series of Premier (“Premier Funds”), Allianz Global Investors Fund Management LLC (“Allianz Global Investors”), the administrator to the series of Premier, will be responsible for distributing the Premier Funds’ complete schedule of portfolio holdings, as reported on a fiscal quarter-end basis, to anyone requesting such information via a toll-free telephone number.

For each Premier Fund, the schedule will consist of information about each security held by the Fund, as will be determined by Allianz Global Investors from time to time.

The information will be transmitted approximately sixty (60) days after the relevant quarter-end and will remain accessible upon request until the following quarter’s schedule is transmitted; provided, however, that the information will not be transmitted until it is first filed on the SEC’s EDGAR website. If a Premier Fund’s portfolio holdings information is disclosed to the public (either through a filing on the SEC’s EDGAR website or otherwise) before the regularly scheduled disclosure date, Allianz Global Investors may promptly make such information available via a toll-free telephone number to anyone requesting such information. Portfolio holdings may not be disclosed to unaffiliated third parties prior to their being filed on the SEC’s EDGAR website unless such disclosure is consistent with Section III of these Procedures or the prior sentence.

C.	FiSH

With respect to Funds (other than the Allianz Dresdner Daily Asset Fund (“ADDAF”)) that are series of FiSH (“FiSH Funds”), Allianz Global Investors, the administrator to the FiSH Funds, will be responsible for publicly disclosing the FiSH Funds’ complete schedule of portfolio holdings, as reported on a calendar quarter-end basis (for ADDAF, on a fiscal quarter-end basis), by posting such information (except for the portfolio holdings of ADDAF) on the FiSH Funds’ website (www.allianzinvestors.com). The ADDAF portfolio holdings will be made available to anyone requesting such information via a toll-free telephone number.

For each FiSH Fund, the schedule will consist of information about each security held by the Fund as of the relevant quarter-end, as will be determined by Allianz Global Investors from time to time.

For each of the FiSH Funds (with the exception of ADDAF), the information will be posted approximately fifteen (15) days after a quarter’s end and will remain accessible on the website until the information is included in a Form N-Q or Form N-CSR, which is filed on the SEC’s EDGAR website.

[2]	In addition, any Fund that is series of Allianz Funds may, but will not be required to, post or otherwise use this information in marketing material with respect to a subset of the total holdings, so long as the information is made publicly available by posting to the allianzinvestors.com website.

For ADDAF, the information will be transmitted approximately sixty (60) days after the relevant quarter-end and will remain accessible upon request until the following quarter’s schedule is transmitted; provided, however, that the information will not be transmitted until it is first filed on the SEC’s EDGAR website. If a FiSH Fund’s portfolio holdings information is disclosed to the public (either through a filing on the SEC’s EDGAR website or otherwise) before the disclosure of the information on the website, the FiSH Funds may promptly post such information on the relevant Fund’s website. Fund portfolio holdings may not be disclosed to unaffiliated third parties prior to posting on the website unless such disclosure is consistent with Section III of these Procedures or the prior sentence.

D.	Allianz Global Investors Closed-End Funds

Allianz Global Investors, the investment adviser to the Allianz Global Investors Closed-End Funds, will be responsible for publicly disclosing these Funds’ complete schedule of portfolio holdings, as reported on either a month-end or calendar quarter-end basis, by posting the information on the Funds’ website (www.allianzinvestors.com).

For each Allianz Global Investors Closed-End Fund, the schedule will consist of information about each security held by the Fund as of the most recent calendar quarter-end, as will be determined by Allianz Global Investors from time to time.

In creating the schedule, the identity of a security and the size of a position will be determined in the same manner as they are determined for purposes of the Funds’ annual and semi-annual reports. For the Allianz Global Investors Closed-End Funds sub-advised by Pacific Investment Management Company LLC (“PIMCO”) or Oppenheimer Capital LLC (“OpCap”), the information will be posted approximately fifteen (15) days after the most recent calendar quarter’s end. For the Allianz Global Investors Closed-End Funds sub-advised by any other investment adviser, the information will be posted approximately thirty (30) days after the most recent month’s end. In both cases, the holdings will remain accessible on the website until the earlier of the posting to the website of the following month’s holdings information (in the case of the Allianz Global Investors Closed-End Funds sub-advised by any investment adviser other than PIMCO or OpCap) or the information is included in a Form N-Q or Form N-CSR, which is filed on the SEC’s EDGAR website. If a Fund’s portfolio holdings information is disclosed to the public (either through a filing on the Securities and Exchange Commission’s (“SEC”) EDGAR website or otherwise) before the regularly scheduled disclosure date, the Fund’s Investment Manager may promptly post such information on the relevant Fund’s website. Fund portfolio holdings may not be disclosed to unaffiliated third parties prior to posting on the website unless such disclosure is consistent with Section III of these Procedures or the prior sentence.

III.	CONFIDENTIAL DISSEMINATION OF PORTFOLIO HOLDINGS INFORMATION

Except as provided in Section II above, no disclosure of portfolio holdings information may be made to any person or entity other than a Fund’s Investment Manager, principal underwriter or Allianz Global Investors of America L.P. and its subsidiaries who provide services to the Funds, except as set forth in this Section III.

To the extent permitted under applicable law, each Investment Manager may distribute (or authorize the relevant Fund’s custodian or principal underwriter to distribute) information regarding a Fund’s portfolio holdings information (“Confidential Portfolio Information”) more frequently than provided above or in advance of the website posting, to the Fund’s service providers who require access to such information in order to fulfill their contractual duties with respect to the Fund, such as custodial services, pricing services, proxy voting services, accounting and auditing services and research and trading services, and also to facilitate the review of the Fund by certain mutual fund analysts and rating agencies, such as Morningstar and Lipper Analytical Services.3 Such disclosure may be made only if the recipients of such information are subject to a confidentiality agreement that meets the requirements of Section VI below and if the Authorizing Persons (defined below) determine that, under the circumstances, disclosure is in or not opposed to the best interests of the relevant Fund’s shareholders. The Confidential Portfolio Information that may be distributed under this Section III is limited to the information that the Investment Manager believes is reasonably necessary in connection with the services to be provided by the service provider receiving the information. Except as otherwise permitted by these Procedures, a Fund’s Confidential Portfolio Information may not be disseminated for compensation or other consideration. A list of all persons who receive Confidential Portfolio Information under this Section III will be available upon request to the Fund’s CCO.

IV.	DISCLOSURE OF OTHER INFORMATION

These policies and procedures relate only to the disclosure of the Funds’ Confidential Portfolio Information. The disclosure of other information relating to the Funds is covered in the Funds’ procedures entitled “Selective Disclosure of Non-Public Information,” and must be made in accordance with those procedures.

V.	AUTHORIZED INDIVIDUALS

The Investment Manager’s Chief Compliance Officers or persons designated by the Investment Manager’s Chief Compliance Officers (the “Authorizing Persons”) are authorized to authorize the disclosure of Confidential Portfolio Information, but only in accordance with these Procedures. The Authorizing Persons are also required to ensure that the applicable Investment Manager complies fully with the requirements of these Procedures. Each Investment Manager will provide a list of its Authorizing Persons to a Fund’s CCO upon request.

VI.	CONFIDENTIALITY AGREEMENT

The confidentiality agreement described in Section III must be in writing and will contain, at a minimum, provisions specifying that: (1) the Funds’ Confidential Portfolio Information is the confidential property of the Funds and may not be used for any purpose except in connection with the provision of services to the Funds and, in particular, that such information may not be traded upon; (2) except to the extent contemplated by these Procedures, the recipient of the non-public portfolio holdings information agrees to limit access to the information to its employees and agents who are subject to a duty to keep and treat such information as confidential; and (3) upon written request from the Investment Manager, the recipient of the non-public portfolio holdings information shall promptly return or destroy the information. All confidentiality agreements must be reviewed by the Investment Manager’s legal department for compliance with this section before they are approved.

VII.	EXCEPTIONS

Any exceptions to these Procedures may be made only if approved in writing by a Fund’s Chief Executive Officer and CCO as being in or not opposed to the best interests of the Fund, and if the recipients are subject to a confidentiality agreement meeting the requirements of Section VI. All such exceptions must be reported to the Fund’s Board of Directors/Trustees at its next regularly scheduled meeting.

[3]	However, these service providers may not provide portfolio holdings information to their subscribers in advance of the public dissemination dates described above.

VIII.	MONITORING AND AUDIT FUNCTION

A Fund’s Investment Manager shall have primary responsibility for compliance with these Procedures. As part of this responsibility, each Investment Manager shall be responsible for maintaining such internal informational barriers (e.g., “Chinese Wall”) as it believes are reasonably necessary for preventing the unauthorized disclosure of Confidential Portfolio Information.

A Fund’s Chief Compliance Officer (“CCO”) shall be responsible for initially reviewing an Investment Manager’s policies, procedures and/or processes,4 including internal informational barriers, and reporting to the Fund’s Board of Directors/Trustees whether, in the CCO’s view, such policies, procedures and/or processes are reasonably designed to comply with these Procedures. In addition, the CCO shall confirm at least annually that the Investment Manager’s policies, procedures and/or processes are reasonably designed to comply with these Procedures. A CCO may confirm this by determining that no material changes have been made to such policies, procedures and processes unless the CCO otherwise determines that because of regulatory changes or otherwise revisions are necessary.5

If a CCO determines that an Investment Manager’s policies, procedures and/or processes are not reasonably designed to comply with these Procedures, the CCO shall notify the Investment Manager of such deficiency and request that the Investment Manager indicate how it intends to address the deficiency. If the deficiency is not addressed to the CCO’s satisfaction within a reasonable time after such notification (as determined by the CCO), then the CCO shall promptly notify the Fund’s Board of Directors/Trustees of the deficiency and shall discuss with the Board possible responses.

IX.	DISCLOSURES REQUIRED BY LAW

No provision of these Procedures is intended to restrict or prevent the disclosure of portfolio holding information that may required by applicable law or which are requested by governmental authorities.

Fixed Income SHares, Premier VIT, Allianz Funds, and

Allianz Global Investors Fund Management Sponsored Closed-End Funds

Portfolio Holdings Disclosure Policies and Procedures

Log of Changes Since October 2004 Compliance Date of Rule 38-1

[4]	The Funds acknowledge that not every process will be documented in a formal “procedure.”

[5]	The CCO may rely on an Investment Manager’s communication of its determination that no material changes have been made to its policies, procedures and/or processes.

•	Allianz Funds - December 16, 2004

•	FiSH - December 16, 2004

•	Closed-End Funds - December 16, 2004

•	Premier VIT - December 16, 2004

Dates of Amendments

•	Allianz Funds, FiSH, Closed-End Funds, Premier VIT - March 31, 2005 (name change applicable to all)

•	FiSH, Closed-End Funds, Premier - June 15, 2005

•	Allianz Funds - December 7, 2005

Appendix VI

ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT

SPONSORED CLOSED-END FUNDS

Form of Acknowledgement of Receipt of Code of Ethics

I hereby certify that I have read and understand the Allianz Global Investors Fund Management Sponsored Closed-End Funds Amended and Restated Code of Ethics dated                     , 2006. Pursuant to such Code, I recognize that I must disclose or report all personal securities holdings and transactions required to be disclosed or reported thereunder and comply in all other respects with the requirements of such Code. I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the foregoing Code has occurred.

Date:
Signature

Print Name

1

Appendix VII

ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT

SPONSORED CLOSED-END FUNDS

ANNUAL CERTIFICATION OF COMPLIANCE

I hereby certify that I have complied with the requirements of the Allianz Global Investors Fund Management Sponsored Closed-End Funds Amended and Restated Code of Ethics dated                     , 2006 for the year ended December 31, 200__. I understand that I have a fiduciary duty to the Trust and to the shareholders of the Funds. Furthermore, I will promptly report any violation of the federal or state securities laws to the Funds’ Chief Compliance Officer. Pursuant to such Code, I have disclosed or reported all holdings and personal securities transactions required to be disclosed or reported thereunder and complied in all other respects with the requirements of such Code, including the Funds’ Privacy Policy contained therein. I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the foregoing Code has occurred.

Date:
Signature

Print Name

1